Exhibit 99.5

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”), dated as of July 30, 2020 (the “Effective Date”), is by and between PARTY CITY HOLDINGS INC., a Delaware Corporation (“Service Provider”), and ANAGRAM INTERNATIONAL, INC., a Minnesota corporation (“Service Recipient” or “Anagram”). Service Provider and Service Recipient are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITAL

WHEREAS, the Parties desire that certain services be provided as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Bulk Service Rate” shall have the meaning set forth on Schedule A hereto.

“Confidential Information” shall mean each Party’s business, technical, engineering, manufacturing, marketing, sales, customer, financial and other information relating to such Party or any of its affiliates or their respective businesses that constitutes trade secrets or know-how or is otherwise proprietary or not generally known to the public or other information which the disclosing Party or any of its affiliates or representatives otherwise informs the receiving Party or any of its affiliates or representatives (each, a “Receiving Party” and, collectively, the “Receiving Parties”) is confidential, whether by so indicating on such information or otherwise, and shall include any such information received by or on behalf of a Receiving Party prior to or following the execution of this Agreement. Confidential Information shall include information in any form, whether written, graphic, electronic, physical or other form and may include raw data, graphs, charts, drawings, models, samples, hardware, photographs, software or electronic code. Confidential Information shall not include information, data, knowledge and know-how that, as shown by written records, (i) is known to the Receiving Parties prior to disclosure to such Receiving Parties, (ii) is in the public domain prior to disclosure to such Receiving Parties, (iii) enters the public domain through no violation of this Agreement after disclosure to such Receiving Parties, or (iv) the Receiving Parties independently develop without reliance on Confidential Information.

“Person” means an individual, natural person, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Service Period” means, with respect to any Service, the period commencing on the Effective Date and ending pursuant to Section 4(a) hereof.

“Term” shall have the meaning set forth in Section 4(b) hereof.

“Termination Date” means the earlier date upon which (i) the Parties mutually agree in writing to terminate this Agreement or (ii) Anagram elects, in its sole discretion, to terminate this Agreement.

“Termination Fee” means Ten Million U.S. Dollars (U.S. $10,000,000).

“Third Party” means any Person other than Service Recipient, Service Provider and any of their respective affiliates.

SECTION 2. Services.

(a) Initial Services. Commencing on the Effective Date, Service Provider agrees to provide, or with respect to any service to be provided by an affiliate of Service Provider, to cause such affiliate to provide, to Service Recipient, or with respect to any service to be provided to an affiliate of Service Recipient, to such affiliate, all services set forth on Schedule A hereto (each, a “Service”); provided, however, that Service Recipient may elect, in its sole discretion, to terminate any Service item listed on Schedule A on an individual basis; provided, further, that the Bulk Service Rate (as defined in Schedule A) shall decrease by an amount proportional to the reasonably estimated value of any such terminated Service.

(b) Reverse Services. Commencing on the Effective Date, Service Recipient agrees to provide, or with respect to any service to be provided by an affiliate of Service Recipient, to cause such affiliate to provide, to Service Provider, or with respect to any service to be provided to an affiliate of Service Provider, to such affiliate, all services set forth on Schedule B hereto (each, a “Reverse Service”); provided, that (i) the Reverse Services shall be provided pursuant to the terms and provisions of this Agreement (other than Sections 2(a) and 4(c), which shall not apply to Reverse Services), mutatis mutandis, except that, with respect to the Reverse Services: (A) references in this Agreement to “Service Provider” shall be deemed references to “Service Recipient”, (B) references in this Agreement to “Service Recipient” shall be deemed references to “Service Provider”, (C) references in this Agreement to a “Service” or to the “Services” shall be deemed references to a “Reverse Service” or to the “Reverse Services”; and (D) references in this Agreement to Schedule A shall be deemed references to Schedule B; (ii) the charges for the Reverse Services shall be a pass through of Service Recipient’s (or its applicable affiliate’s) costs to provide the Reverse Services; (iii) all references in this Agreement to the “Bulk Service Rate” shall be void and (iv) Service Recipient may elect, in its sole discretion, to terminate any Reverse Service item listed on Schedule B on an individual basis.

(c) Omitted Services. To the extent any service provided by Service Provider or its affiliates to Service Recipient or its affiliates during the twelve (12) month period prior to the Effective Date is not included on Schedule A hereto (each, an “Omitted Service”), Service Provider shall continue to provide, or cause to be provided, at Service Recipient’s Request, such Omitted Service to Service Recipient to the same extent, and on substantially the same basis as, such Omitted Service was available to or enjoyed by such respective business within the twelve (12) month period prior to the Effective Date. Service Provider will not withhold, or cause to be withheld, provision of any Omitted Services. With respect to any Omitted Service that is to be provided hereunder, the Parties shall execute amendments to Schedule A hereto, as applicable, for such Omitted Service that shall set forth (A) a description of such Omitted Service in reasonable detail, (B) whether the charge for such Omitted Service shall be included in the Bulk Service Rate or passed through at cost to Service Recipient, and (C) any additional reasonable terms and conditions specific to such Omitted Service (and if no such schedule is executed, such Omitted Service shall be provided under the terms and conditions of this Agreement applicable to similar Services); provided, that the failure to amend Schedule A hereto shall not relieve Service Provider of its obligation to provide such Omitted Service. Any amount that is to be passed through to Service Recipient “at cost” shall mean only those amounts that are paid as incremental, out-of-pocket expenses paid to the applicable third party, without markup, service charge or any other additional charge; provided, however, that in the event any such expenditure to be passed through to Service Recipient is not solely for Service Recipient’s benefit (e.g., a group insurance policy that covers Service Recipient and other affiliates of Service Provider), the amount passed through to Service Recipient shall be an allocation of such amount attributable to Service Recipient, with such allocation to be made in a manner that does not disadvantage Service Recipient relative to the other Persons that receive a benefit as a result of such expense.

(d) Access. Service Recipient shall make available on a timely basis to Service Provider all information and materials in Service Recipient’s possession or control reasonably requested by Service Provider that are necessary to enable Service Provider, or its applicable affiliate, to provide the relevant Services.

(e) Performance of Services. Service Provider shall provide, and shall cause the Services to be provided, in compliance with applicable law and substantially in accordance with any service levels applicable to such Services (or substantially similar services) prior to the Effective Date, and otherwise to the same standard and in the same manner in which they were provided during the twelve (12) month period prior to the Effective Date. Without limiting the foregoing, Service Provider shall perform and cause its affiliates to perform the Services in a manner that is consistent (in nature, quality and timeliness) to the manner in which, and at a standard that is no lower than the standard to which, any service equivalent or similar to the Services (i) was provided to Service Recipient consistent with past practice and (ii) is provided by or on behalf of Service Provider to itself or any of its other affiliates other than Service Recipient. To the extent any third-party consents are required to effect the performance of any of the Services, Service Provider shall use its commercially reasonable efforts to obtain such third-party consents. Any costs related to obtaining such consents (e.g., consent fees, penalties or related charges) shall be paid by Service Provider (and for clarity, Service Provider shall be responsible for costs of obtaining such licenses in order to provide such Services, consistent with this Section 2.1(d)). If

Service Provider cannot obtain such license or consent on commercially reasonable terms, Service Provider will use commercially reasonable efforts, at Servicer Provider’s expense, to obtain such Service on Service Recipient’s behalf, which may include Service Provider providing such Service itself. In the event that Service Provider, any of its other affiliates or any of its Third Party service providers incorrectly performs or fails to perform any Service, without limitation to Service Recipient’s other rights hereunder, Service Provider shall, or shall cause the relevant affiliate or Third Party service provider to promptly, re-perform or perform such Service at no additional cost to Service Recipient or its affiliates. Service Provider agrees to indemnify, defend and hold harmless Service Recipient against any and all liabilities, costs (including costs to obtain substitute services), losses, expenses (including reasonable attorney’s fees), or damages paid, incurred or occasioned by any claim, demand, suit, judgment, settlement or recovery brought or made against Service Recipient, without limitation, arising out of or related to Service Provider’s failure to perform or cause to perform any Service in a reasonably prompt manner. For the avoidance of doubt, damages may include Service Recipient’s recovery of the amount of difference between (a) the fees Service Recipient would have paid Service Provider for a Service and (b) the reasonable costs incurred by Service Recipient to obtain such Service from a different source arising from the failure of Service Provider to provide such Service to Service Recipient.

(f) Charges for Services; Taxes. The charges for each Service are set forth on Schedule A hereto (the “Charges”). Any and all sales, use, value-added, ad valorem and similar taxes, excises, assessments, levies, imposts, duties, costs and penalties that may be assessed or imposed by any governmental agency in connection with this Agreement shall be paid by the party on which they are imposed and shall be the sole obligation of such party.

(g) Use of Third Parties to Provide the Services. Service Provider may perform its obligations through its affiliates or the use of agents, subcontractors or independent contractors; provided, that (A) such affiliates, agents, subcontractors or independent contractors are qualified and sufficient to provide the Services and provide similar services to Service Provider and its affiliates, (B) the quality of Services will not diminish due to such subcontracting, (C) the fees payable or costs incurred by Service Recipient for Services will not increase due to such subcontracting without Service Recipient’s prior written consent, and (D) Service Provider shall have the sole responsibility to pay, supervise, direct and discharge all such affiliates, agents, subcontractors and contractors. Notwithstanding the foregoing, Service Provider shall not be relieved of its obligations under this Agreement by use of such affiliates, agents, subcontractors or contractors.

(h) Information Assistance. Each Party will provide to the other, free of any charge or cost, any information, data or documents reasonably requested by the other Party for reporting or compliance obligations with any governmental entity, agency or authority.

SECTION 3. Billing.

(a) Procedure. With respect to any Service: (i) Charges shall be invoiced by Service Provider, or its applicable affiliate, on a quarterly basis in arrears on the tenth (10th) business day of the applicable month; (ii) invoiced amounts shall be paid within thirty (30) calendar days of receipt of the invoice; (iii) Charges shall be invoiced and paid in U.S. dollars; and (iv) invoices shall be sent to the address specified in Section 6 hereof (Notices) and payments shall be directed to the account specified in writing by Service Provider, or its applicable affiliate, from time to time. Service Recipient may, by notice to Service Provider, change the address specified in Section 6 hereof (Notices). Such quarterly invoices shall be accompanied by reasonably sufficient documentation to evidence that the Charges are properly payable.

(b) Disputed Charges. Service Recipient shall, as soon as is reasonably practicable, notify Service Provider in writing of any amounts billed to Service Recipient that are in dispute, and shall be permitted to withhold any such amounts disputed in good faith. Upon receipt of such notice, Service Provider will research the items in question in a reasonably prompt manner and cooperate in good faith to resolve any differences with Service Recipient. In the event that the Parties mutually agree that any payment disputed by Service Recipient was properly owed, Service Recipient will pay to Service Provider, or its applicable affiliate, such unpaid amount within thirty (30) calendar days of such agreement. If the Parties mutually agree that Service Recipient has made an overpayment for any reason, Service Provider will refund, or will cause its applicable affiliate to refund, that amount to Service Recipient within thirty (30) calendar days of the delivery of such agreement.

SECTION 4. Term and Termination.

(a) Termination. With respect to each Service, Service Recipient may, upon thirty (30) days’ notice, terminate all or a specified portion of such Service prior to the Termination Date.

(b) Term. This Agreement shall continue in perpetuity, unless it shall terminate with respect to all Services at the close of business on the Termination Date.

(c) Termination Fee.

(i) If this Agreement is terminated other than on the Termination Date or subject to a material uncured breach by Service Provider that results in Service Provider’s material non-performance under this Agreement (including as a result of Servicer Provider’s rejection of this Agreement pursuant to the applicable provisions of the Bankruptcy Code in any bankruptcy of Service Provider) (any such termination or breach a “Liquidated Damages Event”), Service Provider shall pay to Service Recipient the Termination Fee.

(ii) The Termination Fee shall be presumed to be equal to the liquidated damages sustained by Service Recipient as the result of a Liquidated Damages Event and Service Provider agrees that the Termination Fee is reasonable under the circumstances. Service Provider further agrees that: (A) the Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) there has been a course of conduct between Service Provider and Service Recipient giving specific consideration in this transaction for the payment by Service Provider of the Termination Fee; (C) Service Provider shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (D) the agreement by Service Provider to pay the Termination Fee is a material inducement to Service Recipient to enter into this Agreement; and (E) the Termination Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of Service Recipient and it would be impractical and extremely difficult to ascertain the actual amount of damages to Service Recipient or profits lost by Service Recipient as a result of the termination of this Agreement by Service Provider.

(d) Records. Service Provider agrees to maintain, or to cause its applicable affiliate to maintain, accurate records arising from or related to any Services provided hereunder, including accounting records and documentation produced in connection with the rendering of any Service, at least substantially consistent with past practice. Service Provider’s, or its applicable affiliate’s, accounting records shall be reasonably sufficient to permit the computation and verification of the costs of all Services provided, and all payments due, hereunder.

(e) Inspection Rights. Not more than once during each twelve (12) month period (except where Service Recipient states that it has a good faith reason to believe that Service Provider has breached this Agreement, in which case there shall be no limit on frequency or number), Service Provider shall, upon reasonable prior written notice from Service Recipient, permit Service Recipient or its authorized representatives during regular business hours to inspect and audit Service Provider’s, or its applicable affiliate’s, records relating to Services, with the right to make any copies. In connection with any such inspection, Service Recipient shall comply with Service Provider’s, or its applicable affiliate’s, reasonable and customary security and safety procedures as such procedures are communicated to Service Recipient, and any expenses in connection with the inspection or audit shall be the sole obligation of Service Recipient; provided, that in the event Service Recipient’s independent auditor determines, in its reasonable judgment, that Service Provider’s, or its applicable affiliate’s, reporting is inaccurate to Service Recipient’s detriment by more than five percent (5%), the costs of such inspection or audit shall be borne by Service Provider.

SECTION 5. Confidentiality.

(a) Confidentiality Obligations. Each of Service Recipient and Service Provider agrees to hold, and to cause its respective affiliates, directors, officers, employees, agents, accountants, counsel and other advisors and representatives (collectively, the “Representatives” of the applicable Party) to hold in strict confidence, with at least the same degree of care that the applicable Party applies to its own confidential and proprietary information pursuant to policies then in effect, all Confidential Information of the other Party. Notwithstanding Section 8 hereof, a Party may seek injunctive relief in accordance with Section 7 hereof in order to seek an order to end or to prevent the disclosure of its Confidential Information in breach of this Agreement.

(b) Record Retention. From and after the Effective Date, each Party agrees to use its reasonable best efforts to retain all information regarding the performance of its obligations hereunder, as applicable, in accordance with applicable law and with the record retention policies and procedures then in place with respect to such Party’s own information and records.

SECTION 6. Notices. Any and all notices required hereunder shall be in writing and shall be sent by (a) certified, first-class mail, postage prepaid, return receipt requested, (b) national overnight courier for next business day delivery, or (c) electronic mail, in each case to the addresses of the other Party as set forth below. Each such notice will be effective (i) if given by certified mail, upon receipt (and refusal of receipt shall constitute receipt), (ii) if given by national overnight courier, one business day after being furnished thereto, or (iii) on the date sent if sent by electronic mail, receipt confirmed (and if not so confirmed, on the next business day).

If to Service Provider:	Party City Holdings Inc.
80 Grasslands Road Elmsford, New York 10523
Email: Attention: Todd Vogensen
CC: Legal Department

If to Service Recipient:	Anagram International, Inc.
7700 Anagram Drive
Minneapolis, MN 55344 Email: Attention: Jim Plutt
CC: Legal Department

SECTION 7. Governing Law and Venue.

(a) This Agreement and all sales transactions pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules.

(b) Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction and venue of the federal courts of the United States located in the Southern District of the State of New York or, if such courts do not have jurisdiction, the state courts of the State of New York sitting in the Borough of Manhattan (“New York Courts”) in any action arising out of or relating to this Agreement, and (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement in the New York Courts, including any objection based on its place of incorporation or domicile. Each of the Parties consents and agrees that any service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 6 hereof (Notices) or in any other manner permitted by applicable law.

SECTION 8. Arbitration. Except as expressly set forth in this Agreement, all disagreements, disputes, controversies and claims arising out of this Agreement shall be submitted to and resolved by binding arbitration in accordance with and pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as then in effect; provided, however, that prior to submitting a matter to arbitration, the Parties shall engage in good faith discussions of the matter for at least 25 business days. The Parties agree that any dispute will be heard by a single arbitrator. The arbitrator shall be selected by mutual agreement of the Parties, or if no agreement can be reached, the arbitrator shall be selected by the American Arbitration Association. The discovery period in an arbitration brought pursuant to this provision shall last no more than thirty (30) days after the date on which the discovery period is commenced. Each Party shall bear its own costs and expenses in the event of any dispute hereunder.

SECTION 9. Miscellaneous.

(a) Waiver. Any waiver of breach or default pursuant to this Agreement shall not be a waiver of any other subsequent breach or default. Failure or delay by either Party to enforce any term or condition of this Agreement shall not constitute a waiver of such term or condition.

(b) Conflicts in Provisions. In the event of any apparent conflicts or inconsistencies between this Agreement and any Schedules hereto, to the extent possible, such provisions shall be interpreted so as to make them consistent, and if that is not possible, the provisions of this Agreement shall prevail.

(c) Headings. The section headings herein are for reference and convenience only and shall not govern the interpretation hereof.

(d) Severability. To the extent that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision notwithstanding, the remaining provisions of this Agreement shall remain in full force and effect and such invalid or unenforceable provision shall be deleted.

(e) Assignment. This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. No Party may assign, delegate or transfer all or any of its respective rights or obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Party may assign, delegate or transfer this Agreement or any of its respective rights or obligations to (i) its affiliate, so long as the assigning Party unconditionally guarantees the obligations of such affiliate, (ii) any successor of the assigning Party’s business, in whole or in part, in the event of a merger, acquisition, change of control, reorganization or consolidation involving such Party or its affiliates or (iii) due to an exercise of rights and remedies under collateral documentation with respect to any Secured Parties (as defined below). No provision herein shall prohibit the pledge or assignment of the Service Recipient’s and/or any of its subsidiaries or affiliates’ rights hereunder to any lender or lenders (or an agent or trustee therefor)

(collectively, “Secured Parties”) as collateral for the indebtedness, liabilities and obligations of the Service Provider and/or any of its subsidiaries or affiliates to any such Secured Parties, and any such pledged or assigned rights and all associated rights and powers shall be subject to any such Secured Parties’ rights under any collateral documentation governing or pertaining to such pledge or assignment. Except as provided in such collateral documentation, such Secured Parties shall not have any liability solely as a result of such pledge or assignment.

(f) Amendment. No alternation, waiver, cancellation, or any other change or modification in any term or condition of this Agreement, or any agreement contemplated to be negotiated or reached pursuant to the terms of this Agreement, shall be valid or binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

(g) Approvals and Similar Actions. Wherever agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably conditioned, delayed or withheld.

(h) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

(i) Third Party Beneficiaries. Other than any Secured Parties’ rights as set forth in Section 9(e) hereof, this Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to or against any such third party except as otherwise expressly provided herein.

(j) Construction. This Agreement is the result of negotiation between the Parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either Party. Any ambiguity shall not be interpreted against the drafting Party.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[signature page follows]

IN WITNESS WHEREOF, each of Service Provider and Service Recipient has caused this Agreement to be executed as of the date first written above by their respective officers thereunder duly authorized.

PARTY CITY HOLDINGS INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Chief Financial Officer, Chief Accounting Officer and Executive Vice President

ANAGRAM INTERNATIONAL, INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Vice President, Treasurer

[Signature Page – Services Agreement]

Schedule A

Services

Service	Cost
General Management (Executive, Manufacturing, Product Development)	Included in Bulk Service Rate

Tax Support	Included in Bulk Service Rate

Accounting Consultation	Included in Bulk Service Rate

Risk/SOX Support	Included in Bulk Service Rate

Internal Audit Support	Included in Bulk Service Rate

Financial / Other Reporting	Included in Bulk Service Rate

Legal Support	Included in Bulk Service Rate

Use of Computer Servers	Included in Bulk Service Rate

Licensing Support (incl. procurement and administration)	Included in Bulk Service Rate

HRIS / ADP systems (e.g., system changes, process enhancement)	Included in Bulk Service Rate

Employee Relations Escalations	Included in Bulk Service Rate

Cyber Security (incl. people and software maintenance)	Included in Bulk Service Rate

General Insurance (incl. premiums and claims)	Pass through charged at cost

Workers Compensation (incl. premiums and claims)	Pass through charged at cost

Health Insurance (incl. premiums and claims)	Pass through charged at cost

Real Property Rent (via sale/leaseback)	Pass through charged at cost

Information Technology Licenses	Pass through charged at cost

Sales People directly dedicated to the sale of Balloons	Pass through charged at cost

As used herein, the term “Bulk Service Rate” shall be an amount equal to one percent (1%) of Service Recipient’s prior calendar year’s gross revenue, charged pro rata on a quarterly basis, in accordance with Section 3 hereof. The Parties agree to negotiate in good faith a reduction to the Bulk Service Rate to the extent Service Recipient is no longer receiving a scheduled Service from the Service Provider by an amount commensurate with cost to provide such Service.

Schedule B

Reverse Services

Service	Cost
Studio Next programmers	Pass through charged at cost

EDI programmers	Pass through charged at cost